    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 1997
                                                REGISTRATION NO. 333-__________
================================================================================
--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ---------------------------

                                   FORM S-3
                       REGISTRATION STATEMENT UNDER THE
                             SECURITES ACT OF 1933

                          ---------------------------

                         KENT ELECTRONICS CORPORATION
            (Exact name of registrant as specified in its charter)


              TEXAS                                   74-1763541
  (State or other jurisdiction of       (I.R.S. Employer Identification No.)
  incorporation or organization)

                                                                                            STEPHEN J. CHAPKO
                       7433 HARWIN DRIVE                                                    7433 HARWIN DRIVE
                      HOUSTON, TEXAS 77036                                                 HOUSTON, TEXAS 77036
                         (713) 780-7770                                                       (713) 780-7770
    (Address, including zip code, and telephone number,                 (Name, address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)            including area code, of agent for service)

                                   Copies to:
                                 GENE G. LEWIS
                  LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.
                           3400 TEXAS COMMERCE TOWER
                                   600 TRAVIS
                              HOUSTON, TEXAS 77002
                                 (713) 226-1200

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                SALE TO THE PUBLIC: As soon as practicable after
                 this Registration Statement becomes effective.

                          ---------------------------


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

                          ---------------------------

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                               PROPOSED MAXIMUM  PROPOSED MAXIMUM
                  TITLE OF EACH CLASS OF                      AMOUNT TO BE      OFFERING PRICE       AGGREGATE         AMOUNT OF
                SECURITIES TO BE REGISTERED                    REGISTERED        PER UNIT (1)     OFFERING PRICE   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value.................................   2,033,939 (2)         $28.75          $58,475,746        $17,719

===================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices reported on the New York Stock Exchange Composite Tape on January 17, 1997.

(2) There are also registered hereunder 677,980 preferred share purchase rights associated with the shares of Common Stock being registered.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
================================================================================

                 SUBJECT TO COMPLETION, DATED JANUARY 23, 1997

                                   PROSPECTUS

                                2,033,939 SHARES

                          Kent Electronics Corporation

                                  COMMON STOCK

                          ---------------------------

     The 2,033,939 shares ("Shares") of common stock, no par value (the "Common Stock"), of Kent Electronics Corporation, a Texas corporation ("Kent" or the "Company"), offered hereby are being sold by certain shareholders of Kent (the "Selling Shareholders"). Kent will not receive any part of the proceeds from the sale of Shares by the Selling Shareholders.

     Sales of Shares by the Selling Shareholders may be effected from time to time in one or more transactions on the New York Stock Exchange or any other exchange on which the Common Stock may be admitted for trading ("Exchanges") pursuant to and in accordance with the applicable rules of the Exchanges, in block transactions on the Exchanges pursuant to and in accordance with the applicable rules of the Exchanges, in negotiated transactions or in a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended ("Securities Act"). See "Plan of Distribution".

     The Common Stock is listed on the New York Stock Exchange under the symbol "KNT." On January 17, 1997, the closing sales price of the Common Stock as reported on the New York Stock Exchange Composite Tape was $28.75 per share.

                          ---------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
         OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------




                                January   , 1997

                             AVAILABLE INFORMATION


     Kent has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act, for the registration of the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement as certain parts are permitted to be omitted by the rules and regulations of the Commission. For further information pertaining to Kent and such securities, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

     Kent is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference rooms located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and the public reference facilities in the New York Regional Office, Seven World Trade Center, 14th Floor, New York, New York 10048 and the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains all information filed electronically by Kent with the Commission, including the Registration Statement of which this Prospectus is a part. In addition, such reports and other information may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Kent with the Commission are incorporated herein by reference:

     (i)      Kent's Annual Report on Form 10-K for the year ended March 30,
              1996;

     (ii) Kent's Quarterly Report on Form 10-Q for the three months ended June 29, 1996;

     (iii) Kent's Quarterly Report on Form 10-Q for the three months ended September 28, 1996;

     (iv) Kent's Proxy Statement dated May 22, 1996, relating to its annual meeting of shareholders held on June 27, 1996; and

     (v)      Kent's Current Report on Form 8-K filed on September 24, 1996.

     All documents filed by Kent pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

     Kent hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Written or telephone requests for such copies should be directed to Corporate Secretary, Kent Electronics Corporation, 7433 Harwin Drive, Houston, Texas 77036; telephone number (713) 780-7770.



             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                 THE COMPANY


     Kent Electronics Corporation is a leading national specialty distributor of electronic products and a manufacturer of custom-made electronic assemblies. Kent, through its Kent Components Distribution division ("Components"), distributes electronic connectors, electronic wire and cable, and other passive and electromechanical products and interconnect assemblies used in assembling and manufacturing electronic products. Kent, through its wholly owned subsidiary K*TEC Electronics Corporation ("K*TEC"), also manufactures custom-made electronic interconnect assemblies, specially fabricated battery power packs and other sub-assemblies that are built to customers' specifications, and provides a wide variety of other fully integrated electronic manufacturing services. Through Kent Datacomm ("Datacomm"), Kent distributes a broad range of premise wiring products, such as fiber optic cables, patch panels and enclosures, and local area network ("LAN") and wide area network ("WAN") equipment, such as modems, hubs, bridges and routers, directly to commercial end-users and professionals who install and service voice and data communications networks. Through its recently acquired subsidiary, Futronix Corporation, Kent has become a leading master distributor, redistributing specialty wire and cable to electrical distributors nationwide.

     Kent has concentrated its efforts on certain market niches and has not attempted to be a broad-line distributor. Moreover, it has followed a strategy of distributing the products of a selected group of leading suppliers. Kent believes that these factors provide its marketing personnel with the advantage of greater familiarity with the products they sell. Kent is increasingly focused on providing materials management services, such as bar code auto replenishment, in-plant stores, and electronic data interchange ("EDI"), that reduce its customers' total acquisition costs. In response to customer needs and market opportunities, Kent regularly reviews the possibility of adding other products and services to its distribution network to provide customers with an entire materials management solution. K*TEC concentrates on developing long-term relationships with a select group of original equipment manufacturers ("OEMs") desiring to lower their total production cost through outsourcing.

     Kent's customers are primarily industrial users and OEMs involved in a wide range of industries, including the data communication/collection, computer, industrial/capital goods and medical industries.

     Kent maintains its primary distribution facility in Houston, Texas, with sales offices in 25 states, some of which maintain a limited amount of local inventory and provide selected services to support specific customer needs. Kent operates manufacturing facilities in Houston and Dallas, Texas and the San Jose, California area. Kent's principal executive offices are located at 7433 Harwin Drive, Houston, Texas 77036; telephone number (713) 780-7770.

                                USE OF PROCEEDS

     The Company will not receive any part of the proceeds from the sale of Shares by the Selling Shareholders.


                              SELLING SHAREHOLDERS

OWNERSHIP OF SHARES AND COMMON STOCK

     This Prospectus covers offers from time to time by the Selling Shareholders of the Shares owned by the Selling Shareholders. Each of the Selling Shareholders received their shares of Common Stock pursuant to the merger (the "Merger") of Futronix Corporation and Wire & Cable Specialties Corporation with and into Futronix Acquisition Company, a wholly-owned subsidiary of Kent, effective January 17, 1997.

     The table below sets forth, as of January 17, 1997, the names of the Selling Shareholders, the number of Shares currently owned by the Selling Shareholders, the number of Shares which may be offered by each Selling Shareholder pursuant to this Prospectus, and the number of Shares to be owned by the Selling Shareholders upon completion of the offering if all the Shares are sold. Any or all of the Shares listed below may be offered for sale by the Selling Shareholders from time to time.


                                                                           NUMBER OF                  NUMBER OF
                                                                             SHARES                 SHARES TO BE
                                                                          WHICH MAY BE              BENEFICIALLY
                                                     NUMBER OF          OFFERED PURSUANT            OWNED IF ALL
              SELLING SHAREHOLDER                     SHARES           TO THIS PROSPECTUS          SHARES ARE SOLD
              -------------------                    ---------         ------------------          ---------------
Theodore J. Bruno...............................      803,931               803,931                       0
THMJH Family Trust..............................      593,134               593,134                       0
Overseas Equity Investor Partners...............      290,808               290,808                       0
Bradford Venture Partners, L.P..................      268,094               268,094                       0
Bradford Mills Revocable Trust #1...............       19,548                19,548                       0
Bradford Mills Revocable Trust #2...............       19,548                19,548                       0
Barbara Mills Henagan...........................       15,642                15,642                       0
John E. Myers...................................        8,121                 8,121                       0
BVP Special Situations, L.P. ...................        6,514                 6,514                       0
Barbara L. Mills, as Trustee U/A/D
12/26/84 F/B/O Francis Lee Hardie...............        3,909                 3,909                       0
Barbara L. Mills, as Trustee U/A/D
2/26/88 F/B/O Kenneth Ian Hardie................        2,736                 2,736                       0
Robert J. Simon.................................        1,954                 1,954                       0

MATERIAL RELATIONSHIPS

     Theodore J. Bruno was the Chief Executive Officer and the sole director of Wire & Cable Specialties Corporation prior to the Merger. Terrence M. Hunt, who formed the THMJH Family Trust, was the President and a director of Futronix Corporation prior to the Merger. Bradford Mills and Barbara M. Henagan, who served as directors of Futronix Corporation prior to the Merger, are partners of Bradford Associates, which is the sole general partner of Bradford Venture Partners, L.P. and a general partner of BVP Special Situations, L.P. Ms. Henagan also serves as a co-chair of the Board of Directors of Overseas Equity Investors Ltd., the managing partner of Overseas Equity Investor Partners. Robert J. Simon also is a partner of Bradford Associates and a co-chair of the Board of Directors of Overseas Equity Investors Ltd.


                              PLAN OF DISTRIBUTION

     Sales of shares by the Selling Shareholders may be effected from time to time in one or more transactions on the Exchanges pursuant to and in accordance with the applicable rules of the Exchanges, in block transactions on the Exchanges pursuant to and in accordance with the applicable rules of the Exchanges, in negotiated transactions or in a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act.


                                 LEGAL MATTERS

     Certain legal matters in connection with the Shares offered hereby will be passed upon for Kent by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.


                                    EXPERTS

     The consolidated financial statements of Kent and its subsidiaries in Kent's Annual Report on Form 10-K for the year ended March 30, 1996 incorporated by reference herein have been audited by Grant Thornton LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses payable by Kent in connection with the offering described in this Registration Statement are as follows:

SEC registration fee ....................................... $17,719
Printing expenses ..........................................   1,000
Accounting fees and expenses ...............................   2,000
Legal fees and expenses ....................................   5,000
Miscellaneous expenses .....................................   1,281
                                                             -------
    Total .................................................. $27,000
                                                             =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 6.10 of the Amended and Restated Bylaws of Kent provides for indemnification of present and former officers and directors of Kent to the maximum extent permissible under applicable provisions of the Texas Business Corporation Act and expressly authorizes Kent to purchase insurance on behalf of its directors, officers and employees. Kent has purchased a directors and officers liability insurance policy which provides for insurance of the directors and officers of Kent against certain liabilities they may incur in their capacities as such.

     In addition, Article X of Kent's Amended and Restated Articles of Incorporation provides:

         A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article X does not eliminate or limit the liability of a director for:

         (1) a breach of a director's duty of loyalty to the corporation or its shareholders;

         (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

         (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

         (4) an act or omission for which the liability of a director is expressly provided for by statute; or

         (5) an act related to an unlawful stock repurchase or payment of a dividend.

         If the Texas Miscellaneous Corporation Laws Act or other applicable law is amended after approval by the shareholders of this Article X to authorize further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act or other applicable law, as so amended.

         No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts of omissions of such director occurring prior to such amendment or repeal.

ITEM 16.  EXHIBITS.

Exhibit Number

3.1 Amended and Restated Articles of Incorporation of Kent Electronics Corporation.

*3.2 Certificate of Designation, Preferences and Rights of Series A Preferred Stock. Incorporated by reference to Exhibit 3.3 to Kent's Annual Report on Form 10-K for the Fiscal Year Ended March 30, 1991.

*3.3 Amended and Restated Bylaws of Kent Electronics Corporation. Incorporated by reference to Exhibit 3.5 to Kent's Annual Report on Form 10-K for the Fiscal Year Ended March 30, 1996.

*4.1 Specimen stock certificate for the Common Stock of Kent Electronics Corporation. Incorporated by reference to Exhibit 4.1 to Kent's Registration Statement on Form S-2 (Registration No. 33-40066) filed with the SEC on April 19, 1991.

*4.2 Rights Agreement dated as of May 14, 1990 between Kent Electronics Corporation and Ameritrust Company National Association. Incorporated by reference to Exhibit 4 to Kent's Current Report on Form 8-K dated May 14, 1990.

*4.3 First Amendment to Rights Agreement dated as of May 14, 1990 between Kent Electronics Corporation and Ameritrust Company National Association. Incorporated by reference to Exhibit 4.3 to Kent's Annual Report on Form 10-K for the Fiscal Year Ended March 28, 1992.

5.0 Opinion and consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. as to the legality of the securities being registered.

23.0     Consent of Grant Thornton LLP, Independent Public Accountants

24.0 Power of Attorney, included on the signature page to this Registration Statement.

-----------------------------
*        Incorporated herein by reference

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Kent's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the

Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on January 23, 1997.

                                    KENT ELECTRONICS CORPORATION

                                   By:  /s/ Morrie K. Abramson
                                   ---------------------------------------------
                                   (Morrie K. Abramson, Chairman of the
                                   Board, Chief Executive Officer and President)

     The undersigned directors and officers of Kent Electronics Corporation do hereby constitute and appoint Morrie K. Abramson and Stephen J. Chapko (the "Attorneys-in-Fact"), and each of them, with full power to act without the other and with full power of substitution, as true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which the Attorneys-in-Fact may deem necessary or advisable to enable Kent Electronics Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the Attorneys-in-Fact shall do or cause to be done under authority granted herein. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                          Title                                 Date
---------                                                          -----                                 ----
/s/ Morrie K. Abramson                                  Chairman of the Board, Chief                 January 23, 1997
-------------------------------------------           Executive Officer and President
Morrie K. Abramson                                     (Principal Executive Officer)

/s/ Stephen J. Chapko                             Executive Vice President, Treasurer and            January 23, 1997
-------------------------------------------       Secretary (Principal Financial Officer)
Stephen J. Chapko

/s/ David D. Johnson                                Vice President, Corporate Controller             January 23, 1997
-------------------------------------------            (Principal Accounting Officer)
David D. Johnson

/s/ Terrence M. Hunt                                              Director                           January 23, 1997
-------------------------------------------
Terrence M. Hunt

Signature                                                          Title                                 Date
---------                                                          -----                                 ----
/s/ Max S. Levit                                                  Director                           January 23, 1997
-------------------------------------------
Max S. Levit

/s/ David Siegel                                                  Director                           January 23, 1997
-------------------------------------------
David Siegel

/s/ Richard C. Webb                                               Director                           January 23, 1997
-------------------------------------------
Richard C. Webb

/s/ Alvin L. Zimmerman                                            Director                           January 23, 1997
-------------------------------------------
Alvin L. Zimmerman

                              INDEX TO EXHIBITS


Exhibit Number

 3.1 Amended and Restated Articles of Incorporation of Kent Electronics Corporation.

*3.2 Certificate of Designation, Preferences and Rights of Series A Preferred Stock. Incorporated by reference to Exhibit 3.3 to Kent's Annual Report on Form 10-K for the Fiscal Year Ended March 30, 1991.

*3.3 Amended and Restated Bylaws of Kent Electronics Corporation. Incorporated by reference to Exhibit 3.5 to Kent's Annual Report on Form 10-K for the Fiscal Year Ended March 30, 1996.

*4.1 Specimen stock certificate for the Common Stock of Kent Electronics Corporation. Incorporated by reference to Exhibit 4.1 to Kent's Registration Statement on Form S-2 (Registration No. 33-40066) filed with the SEC on April 19, 1991.

*4.2 Rights Agreement dated as of May 14, 1990 between Kent Electronics Corporation and Ameritrust Company National Association. Incorporated by reference to Exhibit 4 to Kent's Current Report on Form 8-K dated May 14, 1990.

*4.3 First Amendment to Rights Agreement dated as of May 14, 1990 between Kent Electronics Corporation and Ameritrust Company National Association. Incorporated by reference to Exhibit 4.3 to Kent's Annual Report on Form 10-K for the Fiscal Year Ended March 28, 1992.

 5.0 Opinion and consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. as to the legality of the securities being registered.

23.0     Consent of Grant Thornton LLP, Independent Public Accountants

24.0 Power of Attorney, included on the signature page to this Registration Statement.

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*        Incorporated herein by reference